SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON D.C.



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported):  July 24, 2000
                                                  ---------------



                              Mark Solutions, Inc.
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                      (Exact Name as Specified in Charter)



   Delaware                        0-17118                    11-2864481
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  State or Other Jurisdiction   (Commission                  (IRS Employer
   of Incorporation)            File Number)                 Identification No.)



Parkway Technical Center 1515 Broad Street, Bloomfield New Jersey         07003
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 (Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code        (973) 893-0500
                                                       ------------------

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          (Former Name or Former Address, if Changed Since Last Report)





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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5. Other Events

On March 3, 2000, Mark Solutions, Inc. ("Mark") issued to two investors an aggregate of $250,000 120-day principal amount convertible notes having an interest rate of 10% per annum. The investors were a director of Mark and his brother. On July 12, 2000, these notes were repaid in accordance with their terms. In connection with the loan represented by these notes, Mark issued five-year warrants to purchase 48,933 shares of Common Stock at $1.25 per share.

The foregoing notes were mistakenly reported as part of a $2,250,000 private placement of convertible notes (the "Private Placement") in Mark's Report on Form 8-K- Date of Report April 14, 2000 (the "April 14, 2000 Form 8-K"). Accordingly, the Private Placement consisted of $2,000,000 two-year principal amount convertible notes and warrants to purchase 400,000 shares of Common Stock. Except as modified by this report, the April 14, 2000 Form 8-K reflects the principle terms of the Private Placement.





                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                              MARK SOLUTIONS, INC.

Date: July 24, 2000                           By:   /s/ Carl Coppola
                                                   ---------------------------
                                                   Carl Coppola, President and
                                                   Chief Executive Officer


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